Exhibit (a)(1)(v)

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

Satsuma Pharmaceuticals, Inc.

at

$0.91 per share, net in cash, plus one non-transferable contractual contingent value right per share, which represents the right to receive one or more payments in cash,

contingent upon the achievement of certain net proceed thresholds,

pursuant to the Offer to Purchase, dated May 5, 2023,

by

SNBL23 Merger Sub, Inc.

a wholly owned subsidiary of

SHIN NIPPON BIOMEDICAL LABORATORIES, LTD.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT MIDNIGHT, EASTERN TIME,

AT THE END OF THE DAY ON MONDAY, JUNE 5, 2023, UNLESS THE OFFER IS EXTENDED OR

EARLIER TERMINATED.

May 5, 2023

To Our Clients:

Enclosed for your consideration are the offer to purchase, dated May 5, 2023 (as it may be subsequently amended or supplemented from time to time, the “Offer to Purchase”) and the related letter of transmittal (the “Letter of Transmittal” which, together with any other related materials, as each may be amended or supplemented from time to time, collectively constitute the “Offer”) in connection with the offer by SNBL23 Merger Sub, Inc. (“Purchaser”), a Delaware corporation and a wholly-owned subsidiary of SHIN NIPPON BIOMEDICAL LABORATORIES, LTD., a Japanese corporation (“Parent” and, together with Purchaser, the “Purchaser Parties”), to purchase all of the outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Satsuma Pharmaceuticals, Inc., a Delaware corporation (“Satsuma”), in exchange for (i) $0.91 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes and (ii) one non-transferable contractual contingent value right per Share, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

The Satsuma Board recommends that its stockholders accept the Offer and tender their Shares to Purchaser pursuant to the Offer.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

IF YOU ARE THE HOLDER OF RECORD OF ANY SHARES OF SATSUMA COMMON STOCK, YOU MUST COMPLETE A LETTER OF TRANSMITTAL THAT IS BEING PROVIDED TO YOU SEPARATELY TO TENDER SUCH SHARES OF SATSUMA COMMON STOCK.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

Your attention is directed to the following:

1.        The tender price is $0.91 per Share, net to you in cash, without interest thereon and less any applicable withholding taxes plus one non-transferable contractual contingent value right per Share which represents the right to receive one or more payments in cash, contingent upon the receipt by SHIN NIPPON BIOMEDICAL LABORATORIES, LTD. or its affiliates of certain net proceed thresholds from the sale, license or other grant of rights to the STS101 program and the occurrence of certain other events described in the Contingent Value Rights Agreement (as described in the Offer to Purchase) entered into in connection with the consummation of the Offer and the Merger (as defined herein).

2.        The Offer is being made for any and all outstanding Shares.

3.        The Offer and withdrawal rights expire at midnight, Eastern Time, at the end of June 5, 2023, unless extended (such date and time, as it may be extended in accordance with the terms of the Merger Agreement (as defined herein), the “Expiration Time”).

4.        The Offer is not subject to any financing condition. The Offer is conditioned upon, among other things, (i) the valid tender of a number of Shares that, upon the consummation of the Offer, together with the Shares then owned directly or indirectly by the Purchaser Parties (excluding Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received,” by the Depositary pursuant to such procedures), would represent at least a majority of the aggregate number of shares of Satsuma’s capital stock outstanding immediately after the consummation of the Offer, (ii) that no governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or judgment (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Offer or the Merger and (iii) Satsuma having net cash (as calculated in accordance with the terms of the Merger Agreement) not less than $26,289,999.

5.        The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of April 16, 2023 (as it may be amended or supplemented from time to time in accordance with its terms, the “Merger Agreement”), by and among Parent, Purchaser and Satsuma. The Merger Agreement provides, among other things, that as soon as practicable following the acceptance for payment of Shares pursuant to and subject to the conditions to the Offer, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Purchaser will be merged with and into Satsuma (the “Merger”), with Satsuma continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of Parent.

6.        After careful consideration, Satsuma’s board of directors has (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to, advisable and in the best interests of Satsuma and its stockholders, (ii) approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, pursuant to the terms and subject to the conditions of the Merger Agreement, (iii) approved and adopted any and all actions theretofore taken or thereafter to be taken by each of the officers of Satsuma in connection with the consummation of the transactions contemplated by the Merger Agreement, (iv) authorized Satsuma to enter into and perform its obligations under the Merger Agreement and the other agreements contemplated thereby, and (v) recommended that its stockholders accept the Offer and tender their Shares to Purchaser pursuant to the Offer.

7.        Tendering stockholders who are record owners of their Shares and who tender directly to AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (the “Depositary”) will not be obligated to pay brokerage fees, commissions or similar expenses or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form.

Your prompt action is requested. Your instruction form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Time.

Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (i) certificates representing the Shares tendered or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Depositary at The Depository Trust Company (the “Book-Entry Transfer Facility”), pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (ii) the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and (iii) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates for or confirmations of book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility are actually received by the Depositary.

Instruction Form with Respect to

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

Satsuma Pharmaceuticals, Inc.

at

$0.91 per share, net in cash, plus one non-transferable contractual contingent value right for per share (“CVR”), which represents the right to receive one or more payments in cash,

contingent upon the achievement of certain net proceed thresholds,

pursuant to the Offer to Purchase, dated May 5, 2023

by

SNBL23 Merger Sub, Inc.

a wholly-owned subsidiary of

SHIN NIPPON BIOMEDICAL LABORATORIES, LTD.

The undersigned acknowledge(s) receipt of your letter and the enclosed offer to purchase, dated May 5, 2023 (as it may be subsequently amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal, in connection with the offer by SNBL23 Merger Sub, Inc. to purchase all of the outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Satsuma.

This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

☐	Check this box to tender all of the undersigned’s shares

If the undersigned wishes to tender some, but not all, of the undersigned’s shares, please indicate that number below:	SIGN HERE

Shares*
Signature(s)

Dated , 2023
Name(s)

* Unless otherwise indicated, it will be assumed that all Shares held for the undersigned’s account are to be tendered.
Address(es)

Zip Code